FIFTH AMENDMENT TO LOAN AGREEMENT



     THIS FIFTH AMENDMENT TO LOAN AGREEMENT dated as of April 5,
 1996, by and between:

          ORANGE-CO, INC., a Florida corporation and ORANGE-CO
          OF FLORIDA, INC., a Florida corporation, 2020 Highway
          17 South, Bartow, Florida 33830 (hereinafter collectively referred to as the "Borrowers");

                                    and

          SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION,
          a national banking association, 200 South Orange
          Avenue, Post Office Box 3833, Orlando, Florida  32897
          (hereinafter referred to as the "Bank").


                               W I T N E S S E T H:


     WHEREAS, pursuant to the Loan Agreement, dated June 16, 1993, by and among the Bank and the Borrowers, as amended, the Bank agreed to extend to the Borrowers a working capital line of credit loan in the maximum principal amount of $40,000,000.00 (the "Working Capital Loan") and a revolving line of credit loan in the maximum principal amount of $6,000,000.00 (the Revolving Loan ); and

     WHEREAS, the Borrowers have requested the Bank to (a) renew and extend the maturity of the Revolving Loan from April 30, 1996 until April 30, 1997 and increase the principal amount of the same from $6,000,000.00 to $10,000,000.00 and provide for a term loan option relating to the same and (b) renew and extend the maturity date of the Working Capital Loan from April 30, 1997 until April 30, 1998; and

     WHEREAS, the Bank has agreed to the foregoing subject to the terms and conditions hereof and the other Loan Documents including but not limited to, securing the Revolving Loan with the collateral securing the Working Capital Loan.

     NOW, THEREFORE, for and in consideration of the above premises, and the mutual covenants and agreements contained herein, the Borrowers and the Bank do hereby agree as follows:

     1. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

          (a) The definition of "Interest Rate" in Section 1.01 of the Loan Agreement is hereby deleted and, in lieu thereof, there is substituted the following:

               "'Interest Rate' shall mean the fluctuating interest rate applicable to the Loan, which, (A) in the case of the Revolving Loan shall equal either (i) LIBOR plus one hundred
               (100) basis points or (ii) Prime Rate minus one half of one percent (0.5%); and, (B) in the case of the Working Capital Loan shall equal either (i) LIBOR plus seventy five (75) basis points or (ii) Prime Rate minus three fourth of one percent (0.75%); provided, however, the Interest Rate shall never exceed the maximum rate allowable by law."

          (b) The definition of "'Loan' or 'Loans' " in Section 1.01 of the Loan Agreement is hereby deleted and, in lieu thereof, there is substituted the following:

               "'Loan' or 'Loans' shall mean the Revolving Loan, the Working Capital Loan and, if converted, the Term Loan, as the context may require.

          (c) The definition of "Revolving Loan" in Section 1.01 of the Loan Agreement is hereby deleted and, in lieu thereof, there is substituted the following:

               "'Revolving Loan' shall mean the loan or loans up to but not exceeding the principal amount of $10,000,000.00 made to the Borrowers by the Bank pursuant to and in accordance with the terms of this Agreement which Loan may be converted into the Term Loan in accordance with the terms hereof."

          (d) The definition of "Revolving Period" is hereby deleted and, in lieu thereof, there is substituted the following:

               "'Revolving Period' shall mean the period during the term of the Loans, which, in the case of the Revolving Loan, shall commence on the date hereof and end on the earlier of the occurrence of (i) an Event of Default or (ii) April 30, 1997, or such later date as the Bank may agree to in writing, and in the case of the Working
               Capital Loan, shall commence on the date hereof and end on the occurrence of (i) an Event of Default or (ii) April 30, 1998, or such later date as the Bank may agree to in writing."

          (e)  A definition of "Term Loan" is hereby inserted into the
Section 1.01 of the Loan Agreement to read as follows:

               "'Term Loan' shall mean the term loan
               created upon conversion of the Revolving
               Loan into a term facility in accordance
               with the terms hereof in an amount not to exceed $10,000,000.00"

          (f) Section 2.01 of the Loan Agreement is hereby deleted and, in lieu thereof, there is substituted the following:

               "SECTION 2.01.  The Loans.  (a)    The Bank agrees from
               time to time during the applicable Revolving Period to lend to the Borrowers, upon the request of either Borrower, or pursuant to the Cash Management Agreement, on the terms and conditions set forth herein, up to the maximum principal amount of (A) the aggregate of (i) $10,000,000.00 with respect to the Revolving Loan, and (ii) $40,000,000.00 with respect to the Working Capital Loan, or (B) the amount of the Borrowing Base, whichever is less. During the Revolving Period, the Borrowers shall be entitled to receive the entire proceeds of the Loans in one or more Advances pursuant to Section 2.02 hereof, except as otherwise specifically set forth in this Agreement. Advances under the Revolving Loan and the Working Capital Loan shall be evidenced by the Revolving Note and the Working Capital Note, respectively, payable as provided in Section 2.08 hereof. After the expiration of the Revolving Period, the Borrowers shall not be entitled to receive any Subsequent Advance. The Working Capital Loan and Revolving Loan may revolve during the Revolving Period; accordingly, during the Revolving Period, the Borrowers may borrow up to the maximum principal amount of said Working Capital Loan and Revolving Loan, repay all or any portion of such principal amount of said Loans, and reborrow up to such maximum principal amount, subject to the terms and conditions set forth herein. If at any time the principal amount outstanding under the Loans exceeds the amount of the Borrowing Base, the Borrowers shall immediately reduce the excess principal balance of the Loans.

               (b) The Borrowers may at any time prior to April 1, 1997, elect to convert the Revolving Loan into the Term Loan by notifying the Bank in writing of (i) their intent to so convert (ii) the date selected for such conversion (which shall be at least 7 Days and not more than 21 after the date the notice is received by the Bank), and (iii) the principal amount of the Loan upon conversion. The conversion shall take effect upon the Borrowers execution of additional loan documentation to effect such conversion which shall occur within the timeframe noted above. Following such conversion, the Interest Rate applicable to the Term Loan shall be adjusted to the then average yield on United States Treasury non-callable bonds and notes having a maturity date closest to (on, before or after) five years from the date of conversion plus 110 basis points. Following conversion, the outstanding principal balance of the Term Loan shall be amortized on a ten year basis commencing with the date of conversion, payable quarterly on the then existing interest payment dates with a term of ten (10) years from the date of conversion and principal amounts repaid shall not be readvanced. The Term Loan shall remain secured by the Collateral securing the Revolving Loan; provided, however, in the event that the Borrowing Base is at any time less than the principal amounts outstanding under the Revolving Loan and the Term Loan, then either (i) principal shall be repaid on the Loans in such amount as may be necessary to reduce the principal amounts outstanding on the Loans to less than the Borrowing Base or (ii) or the Borrowers shall provide additional collateral for the Term Loan which may be citrus groves acceptable to the Bank based upon a seventy percent (70.0%) loan to value (determined by the Bank) together with all of the Accounts, Chattel Paper, Documents, Farm Products, General Intangibles, Instruments and Inventory that are produced upon or otherwise relate to the citrus groves, whether now owned or hereafter acquired, together with Proceeds of all of the foregoing. If citrus groves are provided as additional collateral, environmental site assessments and title insurance shall be required and all matters relating thereto must be acceptable to the Bank.

          (g) Section 2.04 of the Loan Agreement is hereby deleted and, in lieu thereof, there is substituted the following:

                SECTION 2.04 Restriction on Prepayment, Funding Losses and Yield Maintenance. The Borrowers may not prepay all or any part of the principal amount of the Loans outstanding except on the last Banking Day of the Interest Period applicable to a particular Advance. Each prepayment other than full payment shall be made prior to 2:00 P.M. (Orlando time) on the date of the prepayment, and shall be made on a Banking Day in immediately available funds. Prepayments may be made by the Bank pursuant to the Cash Management Agreement on the last Banking Day of the Interest Period.

               If the Borrowers fail to convert the Revolving Loan into the Term Loan after notice has been given to the Bank to so convert or if the Borrowers make any prepayment of principal with respect to the Term Loan, the Borrowers shall reimburse the Bank on demand for any resulting loss, cost or expense incurred by the Bank as a result thereof, including without limitation, (i) any such loss, cost or expense incurred in hedging or obtaining, liquidating, employing or redeploying deposits from third parties, whether or not the Bank shall have funded or committed to fund such advance and (ii) the excess amount, if any, of (A) the total amount of interest that would have been paid on the amount of said prepayment or, in the event of failure to complete the conversion after giving a notice of conversion, the requested outstanding principal balance under the Term Loan, from the date of prepayment or failure to convert to the expiration of the term of the Term Loan calculated at the interest rate applicable to the Term Loan or the interest rate quoted by the Bank to be applicable on the Term Loan, as applicable, less (B) the amount that said prepayment amount/Term Loan amount would yield if said amount were fully invested on the date of prepayment or conversion in United States Treasury non-callable bonds and notes having a maturity date closest to (before, on, or after) the expiration date of the Term Loan.

     2. Capitalized Terms. All capitalized terms contained herein shall have the meanings assigned to them in the applicable Loan Documents (as defined in the Loan Agreement) unless the context herein otherwise dictates or unless different meanings are specifically assigned to such terms herein.

     3. Representations and Warranties. Each of the Borrowers represents and warrants as follows:

          (a) The execution, delivery and performance of this Fifth Amendment to Loan Agreement and the other loan documents provided to the Bank in connection therewith has been duly authorized by all requisite action of the Borrowers; and

          (b) The Loan Documents are valid, legal binding obligations of the Borrowers enforceable in accordance with their terms. There are no defenses, counterclaims, rights of setoff or recoupment thereunder.

     4. Miscellaneous. The Borrowers hereby confirm the terms conditions, representations and warranties of the Loan Agreement. The Loan Agreement, as amended hereby, shall remain in full force and effect and this Fifth Amendment to Loan Agreement shall not be deemed to be a novation.

     5. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     IN WITNESS WHEREOF, the parties have executed the Fifth Amendment to Loan Agreement as of the day and year first above written.

                              BORROWERS:

                              ORANGE-CO, INC., a Florida corporation




                              By: /s/Dale A. Bruwelheide
                              ----------------------------------------
                              Dale A. Bruwelheide, Vice President

ATTEST


/s/John R. Alexander
- ----------------------------
John R. Alexander, Secretary

     (CORPORATE SEAL)


                              ORANGE-CO OF FLORIDA, INC., a Florida
                              corporation




                              By:/s/Dale A. Bruwelheide
                                 ------------------------------------
                                 Dale A. Bruwelheide, Vice President

ATTEST


/s/John R. Alexander
- ----------------------------
John R. Alexander, Secretary

     (CORPORATE SEAL)


                         BANK:

                         SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL
                         ASSOCIATION




                         By:/s/William A. Mang
                            --------------------------------------
                            William A. Mang, First Vice President